Exhibit 99.1

ARTICLE FROM JUNE 2006 ISSUE OF RESOURCEWORLD.COM
ENTITLED “ROB MCEWEN AND U.S. GOLD CORP.”

There were many who wondered what Rob McEwen, the driving force behind Goldcorp’s stellar rise from obscurity to a major gold mining machine, was going to do with himself after making way for Ian Telfer after the successful merger between Goldcorp and Wheaton River. No one doubted it would be gold-related, and there was little doubt that whatever it was, it would be big. Big would certainly appear to be both the operative word and an understatement, in this case.

To set the stage, Rob McEwen is currently Chairman and CEO of U.S. Gold Corp. [USGL-OTCBB] and was the founder and former chairman and CEO of Goldcorp, the world’s lowest cost million ounce gold producer. Rob followed his father into the investment industry and also developed a passion for gold. In 1990 Rob entered into the mining industry, where he transformed Goldcorp from a collection of small companies into a mining powerhouse with its flagship mine at Red Lake, Ontario. In 1993, when Rob started restructuring Goldcorp, its market capitalization grew from US $50 million to over US $13 billion and its share price has increased at a 40% compound annual rate of growth.

For his new venture, Rob had already decided that Nevada was possibly the best place in the world to explore for multi-million ounce gold deposits. When U.S. Gold gained control of a property known as Tonkin Springs in the Cortez Trend, Rob was intrigued. I recently interviewed Rob and asked him if the OTC Bulletin Board listing caused him any concern about credibility.

Rob McEwen: The OTC status for me was an attractive investment feature. It contributed to U.S. Gold’s lack of following and low relative valuation and thus an inexpensive entry into the best place in the world to be exploring for gold - the Cortez Trend. This was a starting point. My goal is to create the premier exploration company in Nevada. When I invested last summer, it was obvious to me that US Gold needed money, a new strategic focus, additional senior management and a listing on the TXS and AMEX. We have made much progress. Today, our treasury is full, our focus is aggressive exploration at depth looking for the next Cortez Hills discovery. We have added talented senior management and expect to be listed on both exchanges this year. We just completed a US $75 million financing in February.

Resource World Magazine: With US $75 million in the kitty, U.S. Gold certainly is financed to explore its property and test its exploration theories. It occurred to me that Goldcorp had more or less resurrected itself after Rob launched a contest to geophysicists challenging them to find Goldcorp’s best hope for additional ore, and I wondered if similarly innovative planning was afoot for USGL. I asked him about what influences his Goldcorp experience might have on his approach to Tonkin Springs.

Rob McEwen: The discovery of high-grade gold at Goldcorp’s Red Lake Mine was special. Conventional geological wisdom said the mine was at the end of its life and there was little gold left to be mined and certainly not high-grade. Our discovery rewrote the geological understanding of the area. We found, what is today considered to be, the richest gold mine in the world and we found the gold where most experts had not expected it, that is, at depth.

The story behind our Tonkin Springs property is very similar. There has been a lot of exploration on the property by a number of intermediate to large gold producers. These companies were looking for large, shallow, open pit, low-grade oxide ore bodies. A total of 2,800 holes were drilled on our large 36 square mile property. Two important aspects of this drilling are: 1) the average depth of all the drill holes is a shallow 200 feet and; 2) the bulk of the drilling was done before the spectacular Cortez Hills discovery in 2003. The Cortez Hills deposit is not a shallow occurrence. We will be exploring to depth - our program will be large and aggressive. Curiously, the big rich mines located next to Goldcorp’s Red Lake property and next to U.S. Gold’s Tonkin Springs property were both owned by Placer Dome.

Resource World Magazine: I suggested to Rob that he had embarked on a comprehensive exploration program for Tonkin Springs, predicated on a conviction that the system he is after will be encountered at depth, which has not necessarily been attempted by any of the juniors he is seeking to acquire, or the previous management of USGL.

Rob McEwen: There has been considerable exploration on our property over the last 20 years; however, previous explorers were seeking shallow, oxide deposits that could be heap leached. It is important to understand that, firstly, most of the drilling was completed prior to the discovery of Cortez Hills; and secondly, the average depth of the 2,800 holes drilled on our property was 200 feet versus the adjacent Cortez Hills deposit that was found deeper - between 600 and 2,000 feet. The logic was very clear to me - we should be aggressively exploring to the same depths as the Cortez Hills discovery. There also appeared to be some gross mischaracterization of the geological age of the rock on our property. This has big implications for its potential. We are seeing clear evidence that the same host rock for the Cortez Hills discovery and Carlin-style deposits exists on our property. The juniors we are acquiring frequently lacked the financing or the access to drill rigs to explore to depth in a meaningful way. Is our exploration program a gamble? Absolutely - just about every exploration program is a gamble. There are no guarantees other than after the program your treasury will be smaller.

Gold in Nevada is not visible to the naked eye. It is widely dispersed, and is normally found in what is referred to as the “Upper Plate” and “Lower Plate.” The Upper Plate typically hosts low-grade gold deposits whereas the large, multi-million ounce deposits are found within the Lower Plate. It is the latter that has been the cause of Nevada’s gold rush and U.S. Gold’s interest in the Tonkin Springs property.

The heart of the Carlin Trend is about two miles wide and 18 miles long. The discoveries in this area are so numerous that open pit mines stand side by side. The elephant deposits (as large gold discoveries are called) include Barrick’s 39 million ounce open-pit Betze-Post Mine along with its 10 million ounce underground Meikle Mine. As well, it includes Newmont’s prolific Carlin Mine. Outside the core area, the Carlin Trend also includes Newmont’s large Gold Quarry Mine to the south and the Midas Mine to the north.

The first major phase of the current Cortez Trend started in 1991 when Placer Dome discovered the Pipeline Deposit. Placer Dome had been testing the area to ensure there was no gold beneath the surface in order to start construction for a subsequent deposit. Later that year, the Placer Dome exploration team discovered South Pipeline. Placer Dome made its Cortez Pediment deposit discovery in 1998, followed by its South Pipeline Extension deposit discovery in 2000. Many thought the Cortez Trend had the potential to produce other mines, but few believed it could host Carlin-type deposits. However, the world of gold mining and the prospectus of the Cortez Trend dramatically changed when Placer Dome announced the discovery of Cortez Hills in April 2003.

Placer Dome reported the discovery of Cortez Hills had an initial resource of 2.1 million ounces in measured and indicated resources, plus an additional 932,000 ounces in inferred resources. Shortly thereafter, measured and indicated resources more than doubled to 4.5 million ounces. By October 2005, the Cortez Hills deposit was estimated to contain 5.6 million ounces of proven and probable reserves.

In the Cortez Hills deposit, geologists are seeing similarities between it and the discoveries that make up the Carlin Trend. It is noted that the Cortez Pipeline and Cortez Hills deposits share in common with Newmont and Barrick’s Carlin properties such geological characteristics as intrusive proximity, deep-rooted faults, sediment host rocks, Carlin-type geochemistry, low silver to gold ratio, and micron-sized gold in arsenian pyrite.

The Tonkin Springs property is located in the very heart of the prolific Cortez Trend. The 36 square mile property is one continuous block of land. Tonkin Springs is situated immediately south of Placer Dome’s (now Barrick’s) Joint Venture area, which has been reported to have over 11.1 million ounces worth of reserves.

The land surrounding Tonkin Springs has become one of the most prolific areas in the world for exploration. Besides Placer Dome and their joint venture partner Rio Tinto, other companies in the trend include Newmont Mining, which has put together an enormous land package in the northern region of the trend and Barrick Gold, which has a presence in the south and is developing the Archimedes Mine. There is also a scattering of junior exploration companies in the area.

In March, U.S. Gold announced its intention to acquire four TSX Venture-listed companies: White Knight Resources Ltd. [WKR-TSXV], Nevada Pacific Gold Ltd. [NPG-TSXV], Coral Gold Resources Ltd. [CGR-TSXV], and Tone Resources Ltd. [TNS-TSXV]. The move will effectively unite major portions of the Cortez trend under one corporate umbrella - a key piece of McEwen’s vision. So far, only White Knight has actually received a formal offer.

It will be interesting to see how McEwen does. He realized fabulous success in Red Lake - is Rob a one-hit wonder or can he do it again in Nevada?

James West is President and CEO of Resourcex Financial Group, a public relations firm that distributes articles about mining companies to over 7,000 business newspapers worldwide on behalf of clients. Please email him at james.west@resourcex.com.

This communication is neither an offer to purchase, nor a solicitation of an offer to sell, shares of U.S. Gold Corporation or any other entity. This communication is not a solicitation of a proxy from a security holder of U.S. Gold or any of the subject companies. The Company has filed a registration statement with the SEC with regard to the offer for White Knight and a proposed corporate reorganization in connection with that offer. If the offer for White Knight is recommenced, U.S. Gold will file an amendment to its proxy statement/prospectus and any other relevant documents concerning the proposed transaction with the SEC and the securities commission or equivalent regulatory authorities in Canada. YOU ARE URGED TO READ ANY SUCH PROXY STATEMENT/PROSPECTUS IF AND WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC AND THE SECURITIES COMMISSION OR EQUIVALENT REGULATORY AUTHORITIES IN CANADA, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain any such proxy statement/prospectus (if and when it becomes available) and any other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, you may obtain the proxy statement/prospectus (if and when it becomes available) and the other documents filed by the U.S. Gold with the SEC by requesting them in writing from U.S. Gold, Attention: Investor Relations, Telephone: (303) 238-1438.